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                                                                     EXHIBIT 2.7



                            [STATE OF FLORIDA SEAL]

                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State


December 6, 2000


Jeffrey C. Roth, Esquire
% Roth & Scholl
1500 San Remo Avenue, Suite 176
Coral Gables, FL 33146



Re: Document Number K86619

The Articles of Dissolution dissolving INTERNATIONAL ENTERPRISES GROUP, INC., a Florida corporation, were filed on December 4, 2000.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Louise Flemming-Jackson
Corporate Specialist Supervisor
Division of Corporations                     Letter Number: 900A00061575













     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314
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                            ARTICLES OF DISSOLUTION

                                       OF

                     INTERNATIONAL ENTERPRISES GROUP, INC.


         By unanimous vote of the Board of Directors of Directors and Shareholders of International Enterprises Group, Inc., a Florida corporation, originally incorporated on May 9, 1989, said Corporation, pursuant to Florida Statutes, Section 607.1403, does hereby execute these Articles of Dissolution.

                                   ARTICLE I

         The name of the corporation is INTERNATIONAL ENTERPRISES GROUP, INC.

                                   ARTICLE II

         The dissolution of the corporation was authorized on June 20, 2000.

                                  ARTICLE III

         This dissolution was approved by the unanimous vote of the shareholders, and consequently, the number of votes cast for dissolution was sufficient for approval.

         Dated at Miami, Florida, this 12th day of September, 2000.
                                       ----        ---------

                                                       /s/ TONY ROMEO
                                             -----------------------------------
                                             Tony Romeo, President/Director/

STATE OF FLORIDA      )
COUNTY OF MIAMI-DADE  )

         The foregoing instrument was acknowledged before me this 12th day of September, 2000, by Tony Romeo, as president and director of International Enterprises Group, Inc. who is personally known to me and who did take an oath.

                                                     /s/ JEFFREY C. ROTH
                                             -----------------------------------
                                                   Notary Public, State of
                                                       Florida at Large


My Commission Expires:                       Notary's printed name & address:

[NOTARY STAMP]                                     JEFFREY C. ROTH, P.A.
                                                     ATTORNEY AT LAW
                                                   1500 SAN REMO AVENUE
                                                        SUITE 176
                                                CORAL GABLES, FLORIDA 33146